EXHIBIT 10.4
TRUSTMARK CORPORATION

Capital Purchase Program Agreement
Regarding Executive Compensation Limitations

Omnibus Amendment of All Compensation Plans

This Agreement is adopted as of November 21, 2008 by Trustmark Corporation, a Mississippi corporation (the "Company"), for itself and all of its subsidiaries treated as a single employer with the Company under Section 31 C.F.R. Section 30.1(b), in connection with the Company’s participation in the Troubled Asset Relief Program Capital Purchase Program (the “CPP”) created by the U.S. Department of the Treasury (the “Treasury Department”) pursuant to authority granted under the Emergency Economic Stabilization Act of 2008 (the “EESA”), pursuant to which program the Company will issue to the Treasury Department shares of the Company’s senior preferred stock and a warrant to purchase shares of common stock of the Company, in accordance with the terms and conditions in a Letter Agreement, including as Exhibit A thereto the Securities Purchase Agreement – Standard Terms, between the Company and Treasury (the “CPP Transaction”), and for purposes of complying with the requirements of Section 111(b) of the EESA and the CPP with respect to executive compensation of senior executives of the Company, in accordance with the guidance and regulations issued by the Treasury Department with respect to the CPP (the “CPP Requirements”);

NOW, THEREFORE, in consideration of the premises the Company, intending to be legally bound, hereby agrees as follows:

1. Effectiveness.  This Agreement is contingent upon consummation of, and will become effective on the date (the “Effective Date”), the CPP Transaction is consummated.  If the CPP Transaction is not consummated, this Agreement shall have no legal effect.

2. Term.  This Agreement shall remain in effect for as long as the Treasury Department holds any equity or debt of the Company that was acquired pursuant to the CPP Transaction (the “Term”).  This Agreement shall terminate on the first date the Treasury Department no longer holds any equity or debt of the Company that was acquired pursuant to the CPP Transaction.

3. Application.  This Agreement modifies and supersedes all compensation, benefit or other plans, programs, contracts, arrangements, agreements or understandings with respect to any senior executive officer (an “SEO”) for purposes of the CPP Requirements which provide payment(s) and/or benefit(s) which are compensatory in nature for services rendered as an employee of the Company and/or any of its subsidiaries, whether currently existing or adopted or entered into after the date of this Agreement, and whether written or unwritten (collectively, the “Compensation Plans”), but only to the extent required by the CPP Requirements.

4. Clawback.  The Company hereby declares and agrees that every Compensation Plan is amended to require that each and every payment of any bonus or incentive compensation, as defined by the CPP Requirements, under any Compensation Plan made to an SEO during the Term of this Agreement shall be subject to recovery by the Company in the event such payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria as interpreted and applied consistent with the CPP Requirements.

5. Golden Parachute Limitation.  The Company hereby declares and agrees that every Compensation Plan is amended, notwithstanding any provision or term of any such Compensation Plan to the contrary, so that during the Term of this Agreement no SEO will be entitled to receive any parachute payment in excess of the amount that would be permitted by the CPP Requirements and Section 280G(e) of the Internal Revenue Code of 1986, as amended (“Section 280G(e)”), determined as if Section 280G(e) applies to the Company.

6. Agreement of SEOs.  The Company shall use it best efforts, where necessary or appropriate, to obtain the written consent of its current and prospective SEOs in the form attached hereto (the “Consent”).

7. Amendments.  Subject to any applicable limitations under the CPP, this Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, by the Board of Directors of the Company or the Human Resources Committee of the Board of Directors of the Company (or the delegate thereof) only by written instrument.

8. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, without regard to its principle of conflicts of law, except to the extent preempted by federal law.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first above written.

TRUSTMARK CORPORATION

By: _____________________________
Louis E. Greer
Treasurer and Principal Financial Officer

TRUSTMARK CORPORATION

Capital Purchase Program Agreement
Regarding Executive Compensation Limitations

Consent

This Consent (“Consent”) is provided as of November 21, 2008 by _______________ (the “Executive”) to Trustmark Corporation, a Mississippi corporation (the “Company”) and its subsidiaries treated as a single employer with the Company under Section 31 C.F.R. Section 30.1(b).  The Executive has entered into this Agreement with reference to the following facts:

A.              The Company has elected to participate in the Capital Purchase Program (the “CPP”) created by the U.S. Department of the Treasury (the “Treasury Department”) pursuant to authority granted under the Emergency Economic Stabilization Act of 2008 (the “EESA”), pursuant to which program the Company will issue to the Treasury Department shares of the Company’s senior preferred stock and a warrant to purchase shares of common stock of the Company, in accordance with the terms and conditions in a Letter Agreement, including as Exhibit A thereto the Securities Purchase Agreement – Standard Terms, between the Company and Treasury (the “CPP Transaction”); and

B.              The Company has adopted a Capital Purchase Program Agreement Regarding Executive Compensation Limitations – Omnibus Amendment of All Compensation Plans (the “Compensation Plans Amendment”), a copy of which has been provided to Executive, pursuant to which the Company has amended all of its and its subsidiaries’ compensation, benefit or other plans, programs, contracts, arrangements, agreements or understandings which provide payment(s) and/or benefit(s) which are compensatory in nature for services rendered as an employee of the Company and/or any of its subsidiaries, whether currently existing or adopted or entered into after the date of this Agreement, and whether written or unwritten (collectively, the “Compensation Plans”), for purposes of complying with certain requirements of Section 111(b) of the EESA and the CPP with respect to executive compensation of senior executives of the Company, in accordance with the guidance and regulations issued by the Treasury Department with respect to the CPP (the “CPP Requirements”).

NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Executive, intending to be legally bound, hereby agrees as follows:

1. Effectiveness; Term.  This Consent is contingent upon, and will become effective on, the later of: (a) the date the CPP Transaction is consummated and (b) the date Executive becomes a senior executive officer (an “SEO”) for purposes of, and subject to, the CPP Requirements (the “Effective Date”).  If the CPP Transaction is not consummated or Executive is not and does not become an SEO subject to the CPP Requirements, this Consent shall have no legal effect.  With the exception of Section 5 below, this Consent shall remain in effect for as long as the Treasury Department holds any equity or debt of the Company that was acquired pursuant to the CPP Transaction (the “Term”).  This Consent shall terminate on the first date the Treasury Department no longer holds any equity or debt of the Company that was acquired pursuant to the CPP Transaction or, as applicable under the CPP Requirements, the date the SEO is no longer subject to the CPP Requirements.

2. Application.  Executive agrees that the Compensation Plans Amendment shall be effective as to Executive.

3. Review and Further Amendment of Compensation Plan to Avoid Unnecessary and Excessive Risks.  Executive understands that in addition to adopting the Compensation Plans Amendment, the Company is required under the CPP Requirements to review, initially and periodically, its Compensation Plans to ensure that they do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company.  To the extent the Company concludes that such review requires revisions to any Compensation Plan with respect to Executive, Executive and the Company agree that the Company may make such changes to the Compensation Plan as it deems necessary or appropriate to comply with the CPP Requirements without the further consent or agreement of Executive.

4. Amendments.  This Consent may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by written instrument signed by the Company and Executive or, in the case of a waiver, by the Company or Executive waiving compliance; provided, that no such action may conflict with the CPP Requirements.  No delay on the part of the Company or Executive in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Company or Executive of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  Executive hereby further consents and agrees to any amendment to this Consent or the Compensation Plans necessary for the Company to participate in the CPP Transaction or comply with the CPP Requirements.

5. Governing Law.  This Consent shall be governed by and construed in accordance with the laws of the State of Mississippi, without regard to its principle of conflicts of law, except to the extent preempted by federal law.

IN WITNESS WHEREOF, Executive has executed this Consent as of the date first above written.

EXECUTIVE

_____________________________
[name]